CONSENT OF ATTORNEYS


The Law Firm of Thomas P. Raabe, Attorney at Law hereby consents to the filing of the Opinion dated December 1, 1998 issued to the registrant as an exhibit to the Registration Statement on Form S-
8.

                     THOMAS P. RAABE


                     By:   /ss/ Thomas P. Raabe
                     __________________________
                     Thomas P. Raabe, attorney at law